UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 14, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 14, 2010 and effective immediately, the Board of Directors of Geron Corporation (the “Company”) appointed Olivia K. Bloom, age 41, to serve as the Company’s chief accounting officer, a role she is assuming from David L. Greenwood, the Chief Financial Officer of the Company. Ms. Bloom will also continue to serve as the Company’s Vice President, Controller and Assistant Secretary. The Company is not making any changes to the current compensation arrangement for Ms. Bloom in connection with this appointment.

Ms. Bloom has been Controller for the Company since 1996 and an employee of the Company since 1994. In her role as Controller, she has managed the Company’s accounting operations, including internal and external financial reporting, development of internal controls and policies and analyzing and implementing new accounting standards. Prior to joining the Company, Ms. Bloom started her career in public accounting at KPMG Peat Marwick and became a Certified Public Accountant in 1994. Ms. Bloom graduated Phi Beta Kappa with a B.S. in Business Administration from the University of California at Berkeley.

Ms. Bloom has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she was appointed as an officer of the Company. In addition, there are no transactions in which Ms. Bloom has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	September 16, 2010	By:	/s/ David J. Earp
David J. Earp
Senior Vice President, Business
Development and
Chief Patent Counsel

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